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                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Investment Advisory and Other Services" and "Financial Statements of the Fund" in the Statement of Additional Information and to the use of our report dated August 9, 2000 in the Registration Statement (Form N-1A) and related Prospectus of The Legends Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 under the Securities Act of 1933 (Registration No. 33-50434) and Amendment No. 13 under the Investment Company Act of 1940 (Registration No. 811-7084).



                                                               Ernst & Young LLP



Kansas City, Missouri
August 31, 2000